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Exhibit 5.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form F-10 of our report dated February 13, 2006 relating to the combined financial statements of the operations to be acquired by Goldcorp Inc. appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the headings "Interest of Experts" and "Documents Filed as Part of the Registration Statement" in such Registration Statement.

/s/ ERNST & YOUNG LLP

Chartered Accountants
Vancouver, British Columbia, Canada
May 5, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM